      As filed with the Securities and Exchange Commission on April 2, 1998

                                                Registration No. 333-
                                                                     -----

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ---------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 ---------------

                             EAGLE BANCSHARES, INC.
             (Exact name of registrant as specified in its charter)


             GEORGIA                                             58-1640222
             -------                                             ----------
  (State or other jurisdiction                               (I.R.S. Employer
of incorporation or organization)                            Identification No.)


                 4305 LYNBURN DRIVE, TUCKER, GEORGIA 30084-4441
          (Address of principal executive offices, including zip code)


           EAGLE BANCSHARES, INC. 1995 EMPLOYEES STOCK INCENTIVE PLAN
                            (Full title of the plan)

                                 ---------------


                                                            Copy to:

         C. JERE SECHLER, JR.                           WILLIAM L. FLOYD
  CHAIRMAN OF THE BOARD AND PRESIDENT              LONG ALDRIDGE & NORMAN LLP
        EAGLE BANCSHARES, INC.                  ONE PEACHTREE CENTER, SUITE 5300
         4305 LYNBURN DRIVE                           303 PEACHTREE STREET
     TUCKER, GEORGIA  30084-4441                     ATLANTA, GEORGIA 30308
(Name and address of agent for service)                  (404) 527-4000

           (770) 908-6690
(Telephone number, including area code,
        of agent for service)

                         CALCULATION OF REGISTRATION FEE

=============================================================================================================
Title of Securities        Amount to be      Proposed Maximum      Proposed Maximum      Amount of
to be Registered           Registered (1)    Offering Price Per    Aggregate Offering    Registration Fee (2)
                                             Share (2)             Price (2)
=============================================================================================================
Common Stock, $1.00 par
value per share               280,000        $ 24.625              $ 6,895,000           $ 2,035
-------------------------------------------------------------------------------------------------------------


(1) The shares of Common Stock being registered consist of additional shares of Common Stock that may be acquired pursuant to options or awards that may be granted in the future pursuant to the Eagle Bancshares, Inc. 1995 Employees Stock Incentive Plan, as amended and restated (the "1995 Plan"). The initial 200,000 shares of Common Stock reserved for issuance under the 1995 Plan were registered under a Registration Statement (Commission File No. 333-00977) that became effective on February 15, 1996. An undetermined number of additional shares may be issued, or the shares registered hereunder may be combined into an undetermined lesser number of shares, if the antidilution provisions of the 1995 Plan become operative.

(2) The offering price for the shares that may be acquired pursuant to options or awards which may be granted in the future under the 1995 Plan is estimated pursuant to Rule 457(c) and (h) solely for the purpose of calculating the registration fee and is based upon the average of the high and low sales prices of the Registrant's Common Stock on The Nasdaq National Market consolidated tape on March 31, 1998.


          INCORPORATION BY REFERENCE OF EARLIER REGISTRATION STATEMENT

      This Registration Statement relates to the amendment of the 1995 Plan to increase the number of shares of Common Stock authorized to be issued under the Plan from 200,000 to 480,000. An earlier Registration Statement filed on Form S-8 (Commission File No. 333-00977) covering 200,000 shares of Common Stock issuable under the 1995 Plan is effective. Pursuant to General Instruction E to Form S-8, the contents of the earlier Registration Statement are incorporated herein by reference.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents heretofore filed by Eagle Bancshares, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), hereby are incorporated herein by reference as of their respective dates:

         (1) The Company's Annual Report on Form 10-K for the year ended March 31, 1997;

         (2) The Company's Quarterly Reports on Form 10-Q for the quarters ended June 30, 1997, September 30, 1997 and December 31, 1997; and

         (3) The description of the Company's Common Stock as contained in the Company's Registration Statement on Form 8-A (Registration No. 0-14379) as declared effective by the Commission on April 4, 1986.

         In addition, all reports and documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and made a part hereof from the date of the filing of such documents.

ITEM 8.  EXHIBITS

EXHIBIT
NUMBER                              DESCRIPTION
  5              Opinion of Long Aldridge & Norman LLP.

 23.1            Consent of Arthur Andersen LLP.

 23.2            Consent of Long Aldridge & Norman LLP (included in Exhibit 5).

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tucker, State of Georgia, on April 2, 1998.

                                    EAGLE BANCSHARES, INC.

                                    By: /s/ C. Jere Sechler, Jr.
                                       -----------------------------------------
                                       C. Jere Sechler, Jr.
                                       Chairman of the Board, President and
                                       Principal Executive Officer

         Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated as of April 2, 1998.

Signatures                             Title
----------                             -----


/s/ C. Jere Sechler, Jr.               Chairman of the Board and President
------------------------------         (Principal Executive Officer)
C. Jere Sechler, Jr.


/s/ Richard B. Inman, Jr.              Director, Secretary and Treasurer
------------------------------
Richard B. Inman, Jr.


/s/ Walter C. Alford                   Director
------------------------------
Walter C. Alford


/s/ Richard J. Burrell                 Director
------------------------------
Richard J. Burrell


/s/ Weldon A. Nash, Jr.                Director
------------------------------
Weldon A. Nash, Jr.


/s/ George G. Thompson                 Director
------------------------------
George G. Thompson


/s/ LuAnn Durden                       Chief Financial Officer
------------------------------         (Principal Financial and
LuAnn Durden                              Accounting Officer)

                                  EXHIBIT INDEX



Exhibit
  5               Opinion of Long Aldridge & Norman LLP.

 23.1             Consent of Arthur Andersen LLP.

 23.2             Consent of Long Aldridge & Norman LLP (included in Exhibit 5).